SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2018

Date of Report

(Date of Earliest Event Reported)

UNITED CAPITAL CONSULTANTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55741	81-4625084
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3210 East Coralbell Avenue

Mesa, Arizona 95204

(Address of principal executive offices) (zip code)

480-666-4116

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Special Note Regarding Forward-Looking Statements

This report contains forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. In some cases, forward-looking statements are identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect the Company’s current views respecting future events and are based on assumptions and subject to risks and uncertainties.

Also, forward-looking statements represent the Company’s estimates and assumptions only as of the date of this report. You should read this report and the documents that the Company references and files as exhibits to this report in their entirety and with the understanding that actual future results may be materially different from what the Company expects. Except as required by law, the Company assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available or other events occur in the future.

ITEM 1.01 Entry into a Material Definitive Agreement

Service Agreement with United Utilities Authority, Ltd.

On July 18, 2018, United Capital Consultants, Inc. (the “Company”) entered into a Consultancy Agreement with United Utilities Authority, Ltd., a company based in Thailand (“UUA”), to provide management consulting services (the “UUA Agreement”). In exchange for the services to be provided under the UUA Agreement, the Company shall be paid consultancy fees in accordance with the schedule set forth in Exhibit B of the UUA Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference. The UUA Agreement will remain in effect for a term of ten (10) years unless otherwise terminated and shall then be renewed automatically for succeeding terms of three (3) years each until terminated. The UUA Agreement may be terminated upon 90 days’ written notice by either party, immediately upon notice of material breach, immediately upon the insolvency of either party, immediately in the event of force majeure or upon completion go the services to be rendered by the Company.

United Utilities Authority, Ltd. is a private utility located in Thailand that emphasizes renewable energy projects.

Service Agreement with Prochongkij Kornchong

On July 19, 2018, United Capital Consultants, Inc. (the “Company”) entered into a Consultancy Agreement with Prochongkij Kornchong, a company based in Thailand (“Prochongkij”), to provide management consulting services (the “Prochongkij Agreement”). In exchange for the services to be provided under the Prochongkij Agreement, the Company shall be paid consultancy fees in accordance with the schedule set forth in Exhibit B of the Prochongkij Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference. The Prochongkij Agreement will remain in effect for a term of ten (10) years unless otherwise terminated and shall then be renewed automatically for succeeding terms of three (3) years each until terminated. The Prochongkij Agreement may be terminated upon 90 days’ written notice by either party, immediately upon notice of material breach, immediately upon the insolvency of either party, immediately in the event of force majeure or upon completion go the services to be rendered by the Company.

Prochongkij Kornchong is metal fabrication company located in Thailand.

Service Agreement with VARS Co. Ltd.

On July 18, 2018, United Capital Consultants, Inc. (the “Company”) entered into a Consultancy Agreement with VARS Co. Ltd., a company based in Thailand, to provide management consulting services (the “VARS Agreement”). In exchange for the services to be provided under the VARS Agreement, the Company shall be paid consultancy fees in accordance with the schedule set forth in Exhibit B of the VARS Agreement, which is filed herewith as Exhibit 10.3 and incorporated herein by reference. The VARS Agreement will remain in effect for a term of ten (10) years unless otherwise terminated and shall then be renewed automatically for succeeding terms of three (3) years each until terminated. The VARS Agreement may be terminated upon 90 days’ written notice by either party, immediately upon notice of material breach, immediately upon the insolvency of either party, immediately in the event of force majeure or upon completion go the services to be rendered by the Company.

VARS Co. Ltd. is a government EPC contractor specializing in high and low voltage electricity and communications infrastructure and substations.

ITEM 5.06 Change in Shell Company Status

In connection with the Company’s entry into the UUA Agreement, the Prochongkij Agreement and the VARS Agreement as reported in Item 1.01 (which are incorporated by reference), the Company has commenced operations and has ceased to be a “shell company,” as that term is defined in Rule 12b-2 of the Securities Exchange Act.

 ITEM 9.01 Financial Statements and Exhibits

Exhibits

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission).

10.1*	Consultancy Agreement between United Capital Consultants, Inc. and United Utilities Authority, Ltd.
10.2*	Client Consulting Agreement between United Capital Consultants, Inc. and Prochongkij Kornchong
10.3*	Client Consulting Agreement between United Capital Consultants, Inc. and VARS Co. Ltd.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 1, 2018

UNITED CAPITAL CONSULTANTS, INC.

By: /s/ Clayton Patterson
Clayton Patterson
President